Exhibit 99.1

PROMISSORY NOTE

Convention All Services, Inc.

$ 20,500.00	Payable to: International Machinery Movers, Inc. 3505 Castlegate Court, Lexington, KY 40502
January 1, 2006

FOR VALUE RECEIVED, the undersigned Convention All Services, Inc. (hereinafter referred to as "makers"), 1157 Taborlake Walk, Lexington, KY 40502, hereby promise and agree to pay to the order of International Machinery Movers, Inc. ("lender"), a Kentucky corporation, having its principal office at 3505 Castlegate Court, Lexington, Kentucky 40502 the aggregate principal sum of $20,500.00 US, together with interest thereon as hereinafter provided, in lawful money of the United States of America, as hereinafter provided.

The principal of this note (the "note") shall bear interest on the unpaid balance thereof at a rate per annum of 0.00%.

At Lender’s sole discretion, this Note may be converted into the right to exchange the Note for up to One Hundred Two Thousand and Five Hundred (102,500) Shares of Convention All Services, Inc. Non-Voting Preferred Stock at a purchase price of $0.20 per share provided the lender exercises this option on or before December 31, 2008.

Principal of this note shall be payable on demand.

Principal of this note may be repaid in whole or in part without penalty or premium at any time prior to maturity; provided, however, that in such event lender shall have no obligation to advance, and makers shall have no right to reborrow, any amounts so repaid. All payments of principal and interest and any other sums due under this note shall be made in immediately available funds to lender at the address for lender first set forth in this note or to such other person or at such other address as may be designated in writing by the holder of this note.

It is understood and agreed that the occurrence of any one or more of the following events shall constitute a default under this note: (A) the failure to pay or perform any obligations, liabilities, or indebtedness of any of makers under this note, a proceeding being filed by or commenced against any of makers for dissolution or liquidation, or any of makers of this note voluntarily or involuntarily terminating or dissolving or being terminated or dissolved, or the sale of all or substantially all of the assets of any of the makers of this note; (C) the failure of makers to pay when due the principal (D) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator, or receiver for or for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency, or debtor's relief law, or for any readjustment of indebtedness, composition, or extension by or against any makers of this note; (E) lender determining that any representation or warranty made by any of makers of this note to lender is, or was at the time made, untrue or materially misleading .

Upon the occurrence of any such default, the note shall begin to accrue interest at the rate of 5% per annum on the entire unpaid principal balance of this note.

Failure of the holder of this note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this note shall be cumulative to the greatest extent permitted by law.

If there is any default under this note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, makers promise to pay to the holder hereof its reasonable attorney fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this note provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

If any one or more of the provisions of this note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this note shall not impair the validity or enforceability of any other provision of this note.

This note has been delivered in, and shall be governed by and construed in accordance with the laws of, the Commonwealth of Kentucky.
Convention All Services, Inc. By Frank P Cassell; Secretary Treasurer

PROMISSORY NOTE

Convention All Services, Inc.

$ 24,200.00	Payable to: International Machinery Movers, Inc. 3505 Castlegate Court, Lexington, KY 40502
August 29, 2006

FOR VALUE RECEIVED, the undersigned Convention All Services, Inc. (hereinafter referred to as "makers"), 1157 Taborlake Walk, Lexington, KY 40502, hereby promise and agree to pay to the order of International Machinery Movers, Inc. ("lender"), a Kentucky corporation, having its principal office at 3505 Castlegate Court, Lexington, Kentucky 40502 the aggregate principal sum of $24,200.00 US, together with interest thereon as hereinafter provided, in lawful money of the United States of America, as hereinafter provided.

The principal of this note (the "note") shall bear interest on the unpaid balance thereof at a rate per annum of 0.00%.

At Lender’s sole discretion, this Note may be converted into the right to exchange the Note for up to One Hundred Twenty One Thousand (121,000) Shares of Convention All Services, Inc. Non-Voting Preferred Stock at a purchase price of $0.20 per share provided the lender exercises this option on or before December 31, 2008.

Principal of this note shall be payable on demand.

Principal of this note may be repaid in whole or in part without penalty or premium at any time prior to maturity; provided, however, that in such event lender shall have no obligation to advance, and makers shall have no right to reborrow, any amounts so repaid. All payments of principal and interest and any other sums due under this note shall be made in immediately available funds to lender at the address for lender first set forth in this note or to such other person or at such other address as may be designated in writing by the holder of this note.

It is understood and agreed that the occurrence of any one or more of the following events shall constitute a default under this note: (A) the failure to pay or perform any obligations, liabilities, or indebtedness of any of makers under this note, a proceeding being filed by or commenced against any of makers for dissolution or liquidation, or any of makers of this note voluntarily or involuntarily terminating or dissolving or being terminated or dissolved, or the sale of all or substantially all of the assets of any of the makers of this note; (C) the failure of makers to pay when due the principal (D) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator, or receiver for or for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency, or debtor's relief law, or for any readjustment of indebtedness, composition, or extension by or against any makers of this note; (E) lender determining that any representation or warranty made by any of makers of this note to lender is, or was at the time made, untrue or materially misleading .

Upon the occurrence of any such default, the note shall begin to accrue interest at the rate of 5% per annum on the entire unpaid principal balance of this note.

Failure of the holder of this note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this note shall be cumulative to the greatest extent permitted by law.

If there is any default under this note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, makers promise to pay to the holder hereof its reasonable attorney fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this note provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

If any one or more of the provisions of this note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this note shall not impair the validity or enforceability of any other provision of this note.

This note has been delivered in, and shall be governed by and construed in accordance with the laws of, the Commonwealth of Kentucky.
Convention All Services, Inc. By Frank P Cassell; Secretary Treasurer